Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: BPAX

BioSante Pharmaceuticals and ANI Pharmaceuticals
Announce Merger Agreement

Combined Company Will Focus on Specialty Branded and Generic

Pharmaceutical Product Development, Manufacturing and Sales

LINCOLNSHIRE, Illinois and Baudette, Minnesota (October 4, 2012) — BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. announced today that they have entered into a definitive merger agreement by which the companies will merge in an all-stock transaction, with BioSante as the surviving company.  The merger transaction will bring together BioSante’s cash, anticipated future licensing revenues and other assets, including products in development, with ANI’s niche branded and generic pharmaceutical products and contract manufacturing operations, which together generated net sales of over $16 million in 2011.  ANI currently generates positive cash flow from operations and has no long-term debt.

Under the terms of the agreement, upon completion of the merger, BioSante will issue to ANI stockholders shares of BioSante common stock such that the former ANI stockholders will own approximately 53 percent of the combined company’s shares outstanding, and the former BioSante stockholders will own approximately 47 percent, subject to adjustment as provided in the merger agreement.  In addition, immediately prior to the merger, BioSante plans to distribute to its then current stockholders contingent value rights (CVR) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving BioSante’s LibiGel® (female testosterone gel).

Upon completion of the merger, the combined company will be renamed ANI Pharmaceuticals, Inc. and will operate under the leadership of the ANI management team, with Arthur S. Przybyl serving as President and Chief Executive Officer.  In addition to Mr. Przybyl, the board of directors of the combined company is expected to have two current directors from BioSante and four current ANI directors.

“Over the years, and in particular since the receipt of data from our LibiGel Phase III efficacy trials, we have evaluated a wide range of strategic alternatives for our company and products, including several merger opportunities.  After reviewing various strategic alternatives, engaging in discussions with a number of other potential merger candidates and conducting extensive due diligence on ANI, our board of directors has recommended unanimously a merger with ANI,” stated Stephen M. Simes, president and chief executive officer of BioSante.  “We found the ANI opportunity to be particularly compelling for our stockholders since it will combine two potentially valuable portfolios of products in development and add a sales and marketing presence, while preserving for our current stockholders the right to realize potential future value from LibiGel in the form of CVRs of up to $40 million.”

“We believe that the strategic combination of our two companies will allow ANI to accelerate our growth strategy and create value for our stockholders with a well-capitalized balance sheet,” stated Arthur S. Przybyl, president and chief executive officer of ANI.  “Additionally, we believe that potential future license and other royalty fees due to BioSante for its FDA-approved male testosterone gel, licensed to Teva, and other products could generate significant future cash flow for ANI going forward.”

The merger transaction has been approved by the boards of directors of both companies and currently is anticipated to close in the first quarter of 2013, subject to customary closing conditions.

Oppenheimer & Co. Inc. is acting as exclusive financial advisor and Oppenheimer Wolff & Donnelly LLP is acting as legal counsel for BioSante.  SNR Denton US LLP is acting as legal counsel for ANI.

About BioSante Pharmaceuticals, Inc.

BioSante’s corporate strategy is to develop high value medically-needed pharmaceutical products.  As part of BioSante’s strategy, BioSante continues to seek and to implement strategic alternatives with respect to its products and its company, including licenses, business collaborations and other business combinations or transactions with other pharmaceutical and biotechnology companies.  BioSante’s products include LibiGel® (transdermal testosterone gel) for the treatment of female sexual dysfunction (FSD), specifically hypoactive sexual desire disorder (HSDD).  BioSante also is developing a portfolio of cancer vaccines, with 17 Phase I and Phase II clinical trials currently on-going.  Four of these vaccines have been granted Orphan Drug designation by the U.S. Food and Drug Administration (FDA).  BioSante’s other products include an FDA-approved testosterone gel for male hypogonadism, which is licensed to Teva Pharmaceuticals USA, Inc., and the Pill-Plus™, an oral contraceptive in Phase II clinical development by Pantarhei Bioscience B.V.  BioSante´s first FDA-approved product, Elestrin™ (estradiol gel) indicated for the treatment of hot flashes associated with menopause, is marketed in the U.S. by Jazz Pharmaceuticals, BioSante´s licensee.  Additional information is available online at: www.biosantepharma.com.

About ANI Pharmaceuticals, Inc.

ANI Pharmaceuticals is a fully integrated specialty branded and generic pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals.  In two facilities with combined manufacturing, packaging and laboratory capacity totaling 173,000 square feet, ANI manufactures oral solid dose products, as well as liquids and topicals, including narcotics and those that must be manufactured in a fully contained environment due to their potency and/or toxicity.  ANI also performs contract manufacturing for other pharmaceutical companies.  Over the last two years ANI has launched three new products and has 11 products in development targeting markets with current sales of approximately $775 million.  ANI’s targeted areas of product development include narcotics, anti-cancers and hormones (potent compounds), and extended release niche generic Rx product opportunities.  For more information, please visit www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the proposed transaction between BioSante and ANI, the terms, timing, conditions to and anticipated completion of the proposed transaction, the expected ownership of the combined company and the composition of the combined company’s board of directors and management team; the anticipated distribution to BioSante stockholders of contingent value rights (CVRs) immediately prior to the merger and the terms, timing and value of such CVRs, the potential benefits of the proposed transaction to the BioSante and ANI stockholders, the combined company’s plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the combined company and other statements that are not historical in nature, particularly those that utilize terminology such as “will,” “plans,” “possibility,” “potential,” “future,” “expects,” “believes,” “intends,” “continue,” “expects,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause BioSante’s and the combined company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include, among others, the failure of the BioSante or ANI stockholders to approve the transaction, the risk that BioSante’s net cash at closing will be lower than currently anticipated or the failure of either party to meet the other conditions to the closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; the failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of BioSante and ANI may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the risk that the CVRs may not be distributed prior to the completion of the merger or at all or may not be paid out or result in any value to BioSante’s stockholders; general business and economic conditions; the combined company’s need for and ability to obtain additional financing; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of BioSante’s and the combined company’s licensees or sublicensees.  More detailed information on these and additional factors that could affect BioSante´s actual results are described in BioSante´s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q.  All forward-looking statements in this news release speak only as of the date of this news release and are based on BioSante´s current beliefs and expectations. BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials and BioSante plans to file with the SEC other documents regarding the proposed transaction.  The final joint proxy statement/prospectus will be mailed to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 13, 2012 and BioSante’s definitive proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 9, 2012.  If and to the extent that any of the BioSante participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the proposed transaction.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus when it becomes available.

For more information about BioSante, please contact:

For Investors:	For Media:
The Trout Group LLC	Harris D. McKinney, Inc.
Tricia Swanson	Alan Zachary
(646) 378-2953	312-506-5220
tswanson@troutgroup.com	azachary@harrisdmckinney.com

For more information about ANI, please contact:

For Investors:

Arthur S. Przybyl

(218) 634-3608

arthur.przybyl@anipharmaceuticals.com